UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 20, 2021

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey 07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, no par value	VLGEA	NASDAQ
(Title of Class)	(Trading Symbol)	(Name of exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2021, the Village Super Market, Inc. Board of Directors appointed Kevin Begley to serve on the Audit Committee of the Board of Directors of the Company and Stephen F. Rooney to serve on the Compensation Committee of the Board of Directors of the Company to fill positions on the Committees previously held by Peter Lavoy, who did not stand for reelection at the 2021 Annual Meeting. Both Mr. Begley and Mr. Rooney have served as Directors of the Company since June 2009.

Item 5.07 Submission of Matters to a Vote of Security Holders

    The Company’s annual meeting of shareholders was held on December 17, 2021.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld
Robert Sumas	42,953,105	3,232,994
William Sumas	43,604,305	2,581,794
John P. Sumas	42,841,040	3,345,059
Kevin Begley	45,258,098	928,001
Nicholas Sumas	43,635,235	2,550,864
John J. Sumas	42,947,815	3,238,284
Steven Crystal	43,876,669	2,309,430
Stephen Rooney	45,258,412	927,687

    The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year. The vote totals were as follows: For – 47,361,400; Against – 125,820; Abstain – 13,255.

Item 8.01   Other Events

    On December 17, 2021, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share.  The dividends will be payable on January 27, 2022 to shareholders of record at the close of business on January 6, 2022.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press Release

Signature

    Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 20, 2021	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)